                                                                      EXHIBIT 99

 CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE
            BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


                                LICENSE AGREEMENT
                                     between
                               VICAL INCORPORATED
                                       and
                                CYTRX CORPORATION

                                LICENSE AGREEMENT

         THIS AGREEMENT (this "Agreement") effective as of December 7, 2001, (the "Effective Date") between Vical Incorporated, a corporation organized and existing under the laws of Delaware ("Vical") and CytRx Corporation, a corporation organized and existing under the laws of Delaware ("CytRx") collectively referred to hereinafter as the Parties.

                                   WITNESSETH:

         WHEREAS, CytRx has developed CytRx Know-How (as hereinafter defined) and has rights to Patent Rights (as hereinafter defined), collectively referred to as CytRx Poloxamer Intellectual Property (as hereinafter defined); and

         WHEREAS, CytRx has exclusively licensed to Merck & Co. ("Merck") CytRx Poloxamer Intellectual Property in a certain field ("Merck License"), a copy of which is attached hereto as Addendum 1.0; and

         WHEREAS, Vical desires to obtain a license under the CytRx Poloxamer Intellectual Property, upon the terms and conditions set forth herein and CytRx desires to grant such a license;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1 The term "Affiliate" shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Vical or CytRx; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Vical or CytRx.

1.2      The term "Calendar Quarter" shall mean the respective periods of three
         (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.3      The term "Calendar Year" shall mean each successive period of twelve
         (12) consecutive calendar months commencing on January 1 and ending on December 31.

1.4 The term "CytRx Know-How" shall mean information and materials, including but not limited to, discoveries, Improvements, processes, formulas, data, know-how and trade secrets, patentable or otherwise, which during the term of this Agreement (i) are in

         CytRx's possession or control, (ii) are not generally known, (iii) are necessary or useful to Vical in connection with the research, development, manufacture, marketing, use or sale of TranzFect and/or Licensed Products in the Field in the Territory including regulatory filings and/or any information necessary or useful for regulatory filings, and (iv) CytRx has the right to provide to Vical.

1.5 The term "CytRx Poloxamer Intellectual Property" shall mean (i) Patent Rights; and (ii) CytRx Know-How.

1.6 The term "Field" shall mean the use of CytRx Poloxamer Intellectual Property in polynucleotide-based therapeutics and prophylactics (including DNA, RNA, viral, and all other biologically active natural and synthetic polynucleotides such as antisense (including antisense polynucleotides containing phosphothioester moieties) and CpG materials) alone or in combination with a protein or peptide antigen as part of a prime / boost regime, for all human and animal health applications, except for the following:

         a) those fields of use currently licensed to Merck, as described in the Merck License,

         b)  DNA vaccines and / or therapeutics based on PSMA (as defined in
             Section 1.17 hereof),

         c) sale of a non-regulated product for use as a non-clinical research reagent to increase transfection in vitro or in laboratory animals.

         For the avoidance of any doubt, CytRx shall be free to license the CytRx Poloxamer Intellectual Property in therapeutics and prophylactics (including prime-boost regimes) that do not include polynucleotides.

1.7 The term "First Commercial Sale" shall mean, with respect to any Licensed Product, the first sale for end use or consumption of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the governing health authority of such country.

1.8 The term "Improvement" shall mean any enhancement by CytRx in the synthesis or manufacture of TranzFect.

1.9 The term "Licensed Product(s)" shall mean preparations in final form (including all components used as part of a prime - boost regime) for sale by prescription, over-the-counter or any other method, for use in the Field, and which contain TranzFect.

1.10 The term "Major Pharmaceutical Markets" shall mean any of the United States, Canada, France, Germany, Italy, Spain, the United Kingdom or Japan.

1.11 The term "Net Sales" shall mean the gross invoice price of Licensed Product sold by Vical, its Affiliates or sublicensees (which term does not include distributors) to the first independent third party after deducting, if not previously deducted, in the amount invoiced or received:

         (a)     trade and quantity discounts;

         (b)     returns, rebates and allowances;

         (c) chargebacks and other amounts paid on sale or dispensing of Licensed Product;

         (d) retroactive price reductions that are actually allowed or granted;

         (e) sales commissions paid to distributors and/or selling agents but not the actual sales force;

         (f) a fixed amount equal to five percent (5%) of the gross invoice price to cover bad debt, sales or excise taxes, transportation and insurance charges and additional special transportation, custom duties, and other governmental charges;

         (g) standard inventory cost of devices or delivery systems other than syringes used for dispensing or administering Licensed Product which accompany Licensed Product as it is sold.

1.12 The term "Parties" shall mean CytRx, Vical, and all successors arising from merger, consolidation, changes in control, reorganization, or similar transaction.

1.13 The terms "Patent Rights" shall mean (i) all US and foreign patents and patent applications owned by or licensed to CytRx during the term of this Agreement which claim or cover polyoxypropylene/polyoxyethylene copolymer compounds or compositions or preparations of such compounds which may be added to a Substance to enhance the performance of such Substance or the manufacture, purification, formulation and use of such compounds and materials comprising such compounds; or (ii) divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, utility models and the like of any such patents and patent applications and foreign equivalents thereof.

1.14 The term "Phase I Study", "Phase IIb Study" , "Phase III Study", and Biologics or Product License Application (also referred to as a PLA) shall mean these terms as described in the laws and regulations of the U.S. Food and Drug Administration of the Department of Health and Human Services.

1.15 The term "PLA Approval" shall mean notification from a regulatory authority in a country that all approvals for the marketing of Licensed Product, including pricing approvals, have been granted.

1.16 The term "Proprietary Information" shall mean all Vical Know-How, CytRx Know-How, and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing or orally or by sensory detection, which is provided by one party to the other party in connection with this Agreement.

1.17 The term "PSMA" shall mean any polypeptide derived from the prostate-specific membrane antigen which is a type II integral membrane glycoprotein that is highly expressed in prostate cancer.

1.18 The term "Substance" shall mean any polynucleotide-based therapeutic or prophylactic alone or in combination with a protein antigen as part of a prime / boost regime for use in the Field, wherein the Substance includes TranzFect.

1.19 The term "TranzFect" shall mean any polyoxypropylene/polyoxyethelene copolymer compound or compositions or preparations of such compounds claimed in or covered by CytRx Poloxamer Intellectual Property and/or CytRx Know-How which may be added to Substance to enhance performance of such Substance relative to use of the Substance without TranzFect.

1.20     The term "Territory" shall mean all of the countries in the world.

1.21 The term "Valid Patent Claim" shall mean a claim of an issued and unexpired patent included within the CytRx Poloxamer Intellectual Property, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.22 The term "Vical Know-How" shall mean any Vical information and materials, including but not limited to, discoveries, improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which during the term of this Agreement are not generally known.

                                   ARTICLE II
                   LICENSE; DEVELOPMENT AND COMMERCIALIZATION
                   ------------------------------------------

2.1      License Grant - CytRx Poloxamer Intellectual Property. CytRx hereby
         -----------------------------------------------------
         grants to Vical an exclusive license in the Territory with the right to sublicense under CytRx Poloxamer Intellectual Property to research, develop, make, have made, use, sell, offer to sell or import: (i) TranzFect as it relates to use with Substance in the Field; and (ii) Licensed Product(s).

2.2      [*****]

2.3      Exchange of Information
         -----------------------

         a. Initial Data Transfer. Within 10 days of the Effective Date, (the
         ------------------------
         "Data Transfer Period") CytRx agrees to transfer to Vical the CytRx Know-How listed in Addendum 3.0 hereof. During the 10 day Data Transfer Period, Vical, but not CytRx, shall have the option to terminate this Agreement at its sole discretion. If Vical exercises this option to terminate, Vical agrees to return to CytRx all copies of CytRx Know-How and destroy all documents containing any part thereof, and notwithstanding other terms in this


[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

         Agreement, Vical further agrees to maintain CytRx Know-How in confidence and to treat such CytRx Know-How as proprietary information as described in Section 3.1 hereof. CytRx agrees that it will not enter into any third party discussions pertaining to the license of TranzFect in the Field during the Data Transfer Period.

         b. Additional Data Transfer. During the term of this Agreement and so
            ------------------------
         long as Vical continues to have an obligation to pay royalties to CytRx under this Agreement, CytRx shall promptly disclose to Vical in English, and in writing on an ongoing basis all CytRx Know-How not previously disclosed.

         c. Reports. During the term of this Agreement, and upon written request
            -------
         from CytRx, but not more than once per Calendar Year, Vical agrees to provide CytRx with a written report summarizing research and development activities related to the use of TranzFect in the Field over the previous Calendar Year.

         d. Sublicense Agreements.  Vical shall provide to CytRx a copy of all
         -------------------------
         sublicense agreements pertaining to CytRx Intellectual Property within 30 days of execution, with the financial terms redacted.

2.4      Development and Commercialization Vical shall use reasonable efforts,
         ---------------------------------
         at its own expense, to develop and commercialize a Licensed Product on a commercially reasonable basis in such countries in the Territory where in Vical's opinion it is commercially viable to do so.

2.5      Excused Performance. In addition to the provisions of Article VI
         -------------------
         hereof, the obligation of Vical with respect to any Licensed Product under Section 2.4 are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of the Licensed Product, and the obligation of Vical to develop or market any such Licensed Product shall be delayed or suspended so long as in Vical's opinion any such condition or event exists.

                                   ARTICLE III
                         CONFIDENTIALITY AND PUBLICATION
                         -------------------------------

3.1      Nondisclosure Obligation. All Proprietary Information disclosed by one
         ------------------------
         party to the other party hereunder shall be maintained in confidence by the receiving party and shall not be disclosed to a non-party or used for any purpose except as set forth herein without the prior written consent of the other party, except to the extent that such Proprietary
         Information:

         (a) is known by recipient at the time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records;
         (b)  is properly in the public domain;
         (c) is subsequently disclosed to a receiving party by a third party who may lawfully do so and is not under an obligation of confidentiality to the disclosing party;
         (d) is developed by the receiving party independently of Proprietary Information received from the other party as documented by business records;

         (e) is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;
         (f) is deemed necessary or useful by Vical to be disclosed to sublicensees, agents, consultants, Affiliates and/or other third parties for the research and development, manufacturing and/or marketing of TranzFect, Substance, or Licensed Product (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by the confidentiality obligations contained this Agreement, provided the term of confidentiality for such third parties shall be no less than ten (10) years; or
         (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit the disclosure obligations.

3.2      CytRx Know-How. CytRx agrees to keep all CytRx Know-How confidential
         --------------
         subject to exception (b), (e) and (g) in Section 3.1 above. In addition, CytRx may disclose CytRx Know-How to the extent such disclosure is deemed necessary or useful by CytRx to be disclosed to prospective and actual licensees, sublicensees, agents, consultants, Affiliates and/or other third parties for the research and development, manufacturing and/or marketing of [products other than] the Licensed Products.

                                   ARTICLE IV
                         PAYMENTS; ROYALTIES AND REPORTS
                         -------------------------------

4.1      Consideration for License. In consideration for the license granted
         -------------------------
         herein under the CytRx Poloxamer Intellectual Property upon the terms and conditions contained herein, Vical shall pay to CytRx the following:

                  Upon completion of the Initial Data Transfer as described in
                  Section 2.2, Three million seven hundred fifty thousand dollars cash ($3,750,000) with such payment to be made by wire transfer to the following:

                  [*****]

         If CytRx has not received confirmation of transfer of the full $3,750,000 by 5:00 PM E.S.T. on December 17, 2001, this license agreement will automatically terminate.

4.2      Milestone Payments.  Vical shall pay CytRx the following milestone
         ------------------
         payments on Licensed Products for human health applications only.


         (a) [*****] upon commencement of the first Phase I Study for each of the first and second Licensed Products
         (b) [*****] upon commencement of the first Phase IIb Study or Phase III Study for each of the first and second Licensed Products


[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

         (c) [*****] upon filing of the first Biologics or Product License Application for each of the first and second Licensed Products
         (d) [*****] upon approval of the first Biologics or Product License Application for each of the first and second Licensed Products

4.3      [*****]

4.4      Royalties. Subject to the terms and conditions of this Agreement, Vical
         ---------
         shall pay CytRx the following royalties for each of the first two Licensed Products and / or bulk Substance (as set forth in Section 4.4.4) for human health applications. In the event one or both of the first two Licensed Products (or bulk Substance) are used in a prime - boost regime, and such regime includes both polynucleotide and protein vaccines incorporating TranzFect, royalties will be owed to CytRx on sales of the combined regime, however, the complete prime - boost regime would be counted as one Licensed Product (or bulk Substance) for the purposed of royalties owed to CytRx. In the event one or both of the first two Licensed Products (or bulk Substance) are used in a prime-boost regime, and TranzFect is not incorporated into all pharmaceutically active components of the regime, (a "Combination Product"), the Net Sales of the Licensed Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A/A+B where A is the average sale price of the Licensed Product when sold separately in finished form and B is the average sale price of the other pharmaceutically active product(s) sold separately in finished form. In the event that such average sale price cannot be determined for both the Licensed Product and other pharmaceutically active product(s) in combination, Net Sales for purposes of determining payments shall be calculated by multiplying the Net Sales of the Combination Products by the fraction C/C+D where C is Vical's cost of goods of the Licensed Product and D is Vical's cost of goods of the other pharmaceutically active product(s) determined in accordance with the method of accounting normally employed by Vical in computing cost of goods.

4.4.1    Royalties Payable By Vical.
         --------------------------

         (a) For Net Sales by Vical, its Affiliates or sublicensees of Licensed Products which would, but for the license hereunder, infringe a Valid Patent Claim, royalties based on the following annual Net Sales aggregated separately for each Licensed Product:

                     (a) For that portion of annual Net Sales up to two hundred fifty million dollars ($250,000,000) a royalty of [*****];
                     (b) For that portion of annual Net Sales exceeding two
                         hundred fifty million dollars ($250,000,000) but less than or equal to five hundred million dollars ($500,000,000) a royalty of [*****];
                     (c) For that portion of annual Net Sales exceeding five
                         hundred million dollars ($500,000,000) a royalty of [*****].

         (b) For Net Sales of Licensed Products by Vical, its Affiliates or sublicensees other than those covered in Subsection 4.4.1 (a) above, a royalty calculated as set forth


[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

                 in Section 4.4.1 (a), but only for a period of [*****] from First Commercial Sale of the respective Licensed Product in each country of the Territory.

         (c) Royalties on each Licensed Product at the rate set forth above shall be effective as of the date of First Commercial Sale of a Licensed Product in a country and shall continue until either the longer of (i) the expiration of the last applicable patent on such Licensed Product in such country in the case of sales under Subsection 4.4.1(a) above or (ii) until the [*****] anniversary of the First Commercial Sale in such country in the case of sales of Licensed Product under Subsection 4.4.1(b) above, subject to the following conditions:

                     (x) that only one royalty shall be due with respect to the same unit of Licensed Product;
                     (y) that no royalties shall be due upon the sale or other
                         transfer among Vical, its Affiliates or sublicensees, but in such cases the royalty shall be due and calculated upon Vical's or its Affiliate's or its sublicensee's Net Sales to the first independent third party; and
                     (z) no royalties shall accrue on the disposition of
                         icensed Product in reasonable quantities by Vical, ts Affiliates or sublicenses as samples (promotion r otherwise) or as donations (for example, to on-profit institutions or government agencies for a on-commercial purpose).

4.4.2    Royalty Payable Under Managed Pharmaceutical Contract. It is understood
         -----------------------------------------------------
         by the Parties that Vical may sell Licensed Product(s) to an independent third party (such as a retailer or wholesaler) and may subsequently perform services relating to Licensed Product(s) and other products under a managed pharmaceutical benefits contract or other similar contract. In such cases, it is agreed by the Parties that Net Sales shall be based on the invoice price to an independent retailer or wholesaler, provided that such invoice price represents a fair market price for such Licensed Products, notwithstanding that Vical may receive compensation arising from the performance of such services.

4.4.3    Change in Sales Practices. The Parties acknowledge that during the term
         -------------------------
         of this Agreement, Vical's sales practices for the marketing and distribution of Licensed Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the Parties agree to meet and discuss in good faith new ways of compensating CytRx to the extent currently contemplated under Section 4.1.

4.4.4. Royalties for Bulk Substance. In those cases where Vical sells bulk Substance rather than Licensed Product in packaged form to an independent third party, the royalty obligations of this Article
         IV shall be applicable to the bulk Substance, provided that such independent third party does not, directly or indirectly, sell such bulk Substance back to Vical.

 4.4.5   Royalty Reduction. [*****]
         -----------------


[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

4.4.6    Reports; Payment of Royalty. During the term of the Agreement following
         ---------------------------
         the First Commercial Sale of a Licensed Product, Vical shall furnish to CytRx a quarterly written report for the Calendar Quarter showing the sales of all Licensed Products subject to royalty payments sold by Vical, its Affiliates and its sublicensees in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the sixtieth (60th) day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Vical shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

4.5      Audits.
         ------

         (a) Upon the written request of CytRx and not more than once in each Calendar Year, Vical shall permit an independent certified public accounting firm of nationally recognized standing selected by CytRx and reasonably acceptable to Vical, at CytRx's expense, to have access during normal business hours to such of the records of Vical as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose to CytRx only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to CytRx.
         (b) If such accounting firm correctly concludes that additional royalties were owed during such period, Vical shall pay the additional royalties within thirty (30) days of the date CytRx delivers to Vical such accounting firm's written report so correctly concluding. The fees charged by such accounting firm shall be paid by CytRx. In the event the additional royalties owed by Vical for the period audited exceed[*****] of royalties due for said period and are at least one million dollars (U.S. $ 1,000,000) Vical will reimburse CytRx for the reasonable fees charged by the accounting firm.
         (c) Vical shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Vical, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by CytRx's independent accountant to the same extent required of Vical under this Agreement. Upon the expiration of twenty-four
              (24) months following the end of any Calendar Year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon CytRx, and Vical and its sublicensees shall be released from any liability or accountability with respect to royalties for such Calendar Year.
         (d) CytRx shall treat all financial information subject to review under this Section 4.5 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Vical obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.


[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

4.6      Payment Exchange Rate. All payments to be made by Vical to CytRx under
         ---------------------
         this Agreement shall be made in United States dollars and may be paid by check made to the order of CytRx or bank wire transfer in immediately available funds to such bank account in the United States designated in writing by CytRx from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars shall be made at the rate of exchange for the country in which such sales occurred as published in the Wall Street Journal on the last business day of the month in which such sales are recorded by Vical.

4.7      Income Tax Withholding. If laws, rules or regulations require
         ----------------------
         withholding of income taxes or other taxes imposed upon payments set forth in this Article IV, Vical shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article IV. Vical shall submit appropriate proof of payment of the withholding taxes to CytRx within a reasonable period of time.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

5.1      Representation and Warranty. Except as disclosed to Vical prior to the
         ---------------------------
         date of this Agreement, CytRx represents and warrants to Vical that as of the date of this Agreement:

         (a) to the best of CytRx's knowledge, the CytRx Poloxamer Intellectual Property is owned by or licensed to CytRx and is not invalid or unenforceable, in whole or in part;
         (b) it has the full right, power and authority to enter into this Agreement, and to grant the licenses granted under Article II hereof;
         (c) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in CytRx Poloxamer Intellectual Property in the Field;
         (d) to the best of CytRx's knowledge, it is the sole and exclusive owner or licensee of CytRx Poloxamer Intellectual Property in the Field, all of which is free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the CytRx Poloxamer Intellectual Property in the Field, whatsoever;
         (e) to the best of CytRx's knowledge, the licensed CytRx Poloxamer Intellectual Property and the research, development, manufacture, use, sale and/or import of TranzFect, do not interfere with or infringe any intellectual property rights owned or possessed by any third party;
         (f) there are no claims, judgments or settlements against or owed by CytRx or pending or threatened claims or litigation relating to the CytRx Poloxamer Intellectual Property; and
         (g) CytRx has disclosed to Vical all reasonably relevant information regarding the CytRx Poloxamer Intellectual Property licensed under this Agreement, including all patent opinions obtained by CytRx related thereto.

                                   ARTICLE VI
                                PATENT PROVISIONS
                                -----------------

6.1      Filing, Prosecution and Maintenance of Patents. CytRx agrees to file,
         ----------------------------------------------
         prosecute and maintain in the Major Pharmaceutical Markets, upon appropriate consultation with Vical, the Patent Rights owned in whole or in part by CytRx and licensed to Vical under this Agreement. In addition, and to the extent legally available CytRx shall, at Vical's request, file, prosecute and maintain such Patent Rights in other countries, which costs shall be reimbursed by Vical within sixty (60) days of receipt of invoices thereof and shall be creditable toward any future royalty payments owed by Vical pursuant to Section 4.4 hereof. These terms shall include the additional patent rights requested and agreed to by Vical as described in the November 16, 2001 agreement between CytRx and Vical and shall be included in this Agreement as Addendum 4.0. CytRx shall keep Vical advised of the status of the actual and prospective patent filings and shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. Vical shall have the right to review and propose recommendations regarding any submission to be made by CytRx in connection with the filing, prosecution, and maintenance of the Patent Rights, wherein CytRx agrees to consider such recommendations and not unreasonably decide not to implement same, and Vical agrees to bear any additional expenses or fees resulting therefrom. With respect to all filings hereunder in the Major Pharmaceutical Markets, CytRx shall be responsible for payment for all costs and expenses related to such filings.

6.2      Option of Vical to Prosecute and Maintain Patents. CytRx shall give
         -------------------------------------------------
         notice to Vical of any desire by CytRx and to the extent applicable Merck to cease prosecution and/or maintenance of Patent Rights and, in such case, shall permit Vical, at its sole discretion, to continue prosecution or maintenance at its own expense. If Vical elects to continue prosecution or maintenance or file based on Company's election not to file pursuant to Section 6.1 above, CytRx shall execute such documents and perform such acts at CytRx's expense as may be reasonably necessary for Vical to perform such prosecution or maintenance or filing. All of the expenses and costs incurred by Vical to continue prosecution and maintenance of Patent Rights shall be fully creditable against royalties due under Article IV of this Agreement; provided however, no royalty payment when due, regardless of the number of such credits available to Vical in accordance with the terms of this Agreement, shall be reduced by more than fifty percent (50%). Unused credits may be carried over into subsequent royalty periods.

6.3.     Interference, Opposition, Reexamination and Reissue.
         ---------------------------------------------------

         (a) CytRx shall, within ten (10) days of learning of such event, inform Vical of any request for, or filing or declaration of any interference, opposition, or reexamination relating to Patent Rights. Vical and CytRx and to the extent applicable Merck shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. To the extent applicable to the Field and the rights licensed hereunder, Vical shall have the right to review and approve any submission to be made in connection with such proceeding.

         (b) CytRx shall not institute any reexamination, or reissue proceeding relating to Patent Rights without the prior written consent to Vical, which consent shall not be unreasonably withheld.
         (c) In connection with any interference, opposition, reissue, or reexamination proceeding relating to Patent Rights, Vical and CytRx will cooperate fully and will provide each other with any information or assistance that either may reasonably request. CytRx shall keep Vical informed of developments in any such action or proceeding, including, to the extent permissible, the status of any settlement negotiations and the terms of any offer related thereto.
         (d) So long as Vical continues to have an obligation to pay royalties under this Agreement, CytRx shall bear the expense of any interference, opposition, reexamination, or reissue proceeding relating to Patent Rights. Otherwise, such expenses shall be borne by Vical.

6.4      Enforcement and Defense Rights.  Subject to the Merck License and the
         ------------------------------
         rights granted to Merck and the obligations of CytRx thereunder, CytRx agrees as follows:

         (a) CytRx shall give Vical notice of either (i) any infringement of Patent Rights, or (ii) any misappropriation or misuse of CytRx Know-How, that may come to CytRx's attention. Vical and CytRx shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or any combination of Vical, Merck, and CytRx, to terminate any infringement of Patent Rights or any misappropriation or misuse of CytRx Know-How. However, CytRx, and / or Merck upon notice by CytRx to Vical, shall have the first right to initiate and prosecute such legal action at CytRx's and / or Merck's own expense and in the name of CytRx and, if necessary, Merck and / or Vical, or to control the defense of any declaratory judgment action relating to Patent Rights or CytRx Know-How. CytRx shall promptly inform Vical if both CytRx and Merck elect not to exercise such first right and Vical shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Vical and, if necessary, CytRx.
         (b) In the event that both CytRx and Merck elect not to initiate and prosecute an action as provided in paragraph (a), and Vical elects to do so, the costs of any course of action to terminate infringement of Patent Rights or misappropriation or misuse of CytRx Know-How, including the costs of any legal action commenced or the defense of any declaratory judgment, shall be shared equally by CytRx and Vical.
         (c) For any action to terminate any infringement of Patent Rights or any misappropriation or misuse of CytRx Know-How, in the event that Vical is unable to initiate or prosecute such action solely in its own name, CytRx will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for Vical to initiate litigation to prosecute and maintain such action. In connection with any action, Vical and CytRx will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Each party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.

         (d) Any recovery obtained by either or any combination of Vical, Merck, and CytRx in connection with or as a result of any action contemplated by this section, whether by settlement or otherwise, shall be shared in order as follows:

              i) the party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;
              ii) the other party or parties shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and
              the amount of any recovery remaining shall then be allocated between the parties on a pro rata basis under which CytRx shall receive a proportion based on the royalties it lost and Vical and to the extent applicable Merck shall receive any remaining amounts.

         (e) CytRx shall immediately give notice to Vical of any certification regarding any Patent Rights it has received pursuant to the United States "Drug Price Competition and Patent Term Restoration Act of 1984" under either 21 U.S.C. ss.ss.355(b)(2)(A)(iv) or
              (j)(2)(A)(vii)(IV) or equivalent foreign provision and shall provide Vical with a copy of such certification within (5) days of receipt. CytRx's and Vical's rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be defined in paragraphs (a)-(d) hereof, provided, however, if both CytRx and Merck decide not to bring infringement proceedings against the entity making such a certification, CytRx shall give notice to Vical of such decision not to bring suit within thirty (30) days after receipt of notice of such certification. Vical may then, but is not required to, bring suit against the party that filed the certification. Any such suit by Vical, Merck, or CytRx shall either be in the name of Vical, in the name of Merck, or in the name of CytRx, or jointly by any combination of Vical, Merck and CytRx. For this purpose, the party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the party bringing suit.

6.5      Abandonment. CytRx shall promptly give notice to Vical of the grant,
         -----------
         lapse, revocation, surrender, invalidation or abandonment of any Patent Rights licensed to Vical for which CytRx is responsible for the filing, prosecution and maintenance.

6.6      Patent Term Restoration. The ability in this Agreement to obtain patent
         -----------------------
         term restoration or supplemental protection certificates is subject to the Merck License, Merck's election and availability or eligibility for the patent in question for patent term restoration or supplemental protection certificates for the Licensed Product in question. The Parties hereto shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights. Vical shall have the opportunity to make any election with respect to obtaining such patent term restoration to the extent possible and shall bear the cost thereof which shall be fully creditable toward any future royalty payments owed by Vical pursuant to
         Section 4.4 hereof.

6.7      Patent Marking. Vical agrees to mark the Licensed Products and
         --------------
         Substances sold in the United States with all applicable United States patent numbers. All Licensed Products and Substances shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

6.8      [*****]

                                   ARTICLE VII
                              TERM AND TERMINATION
                              --------------------

7.1      Term and Expiration. This Agreement shall be effective as of the
         -------------------
         Effective Date and unless terminated earlier pursuant to Sections 2.2, 4.1, 7.2 or 7.3 below, the term of this Agreement shall continue in effect until expiration of all royalty obligations hereunder. Upon expiration of all royalty obligations hereunder, Vical's licenses pursuant to Article II shall become fully paid-up, perpetual licenses and CytRx's obligation to provide Improvements shall cease.

7.2      Termination by Vical. Notwithstanding anything contained herein to the
         --------------------
         contrary, Vical shall have the right to terminate this Agreement at any time in its sole discretion by giving ninety (90) days advance written notice to CytRx unless terminated pursuant to Section 2.2. In the event of such termination under this Section 7.2, the rights and obligations hereunder, including any licenses and any payment obligations not due and owing as of the termination date shall terminate.

7.3      Termination.
         -----------

7.3.1    Termination for Cause. This Agreement may be terminated by notice by
         ---------------------
         either party at any time during the term of this Agreement:

     (a) if the other party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the dispute is resolved pursuant to
         Section 8.6 hereof; or
     (b) upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, or upon a general assignment of a substantial portion of all of its assets for the benefit of creditors, by the other party; provided, however, in the case of any
                                        -----------------
         involuntary bankruptcy proceeding such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

7.3.2    Effect of Termination for Cause on License.
         ------------------------------------------

         (a)  In the event that Vical terminates this Agreement under
              Section 7.3.1(a), CytRx's obligation to provide Improvements shall cease and Vical's license pursuant to Section 2.1 shall become paid-up, perpetual license, except that Vical shall make


[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

              [*****] of the royalty payments set forth in Section 4.4 in such event. In the event that CytRx terminates this Agreement under Section 7.3.1(a), or Vical terminates this Agreement under Section 7.2, Vical's licenses pursuant to
              Section 2.1 shall terminate as of such termination date.
         (b) In the event this Agreement is terminated due to the rejection of this Agreement by or on behalf of CytRx under Section 365 of the United States Bankruptcy Code (the "Code"), all licenses and rights to licenses granted under or pursuant to this Agreement by CytRx to Vical are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to "intellectual property" as defined under
              Section 101(35A) of the Code. In such a case, the rights of the parties shall be determined by the Code.

7.4      Effect of Termination. Expiration or termination of the Agreement shall
         ---------------------
         not relieve the Parties of any obligation accruing prior to such expiration or termination, and the provisions of Article III shall survive the expiration of the Agreement and shall continue in effect for five (5) years. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product(s) or Substance(s) sold prior to such termination. Notwithstanding the foregoing, any remedies set forth under this
         Article VII shall not limit any claim for damages either party may have against the other arising from material breach of the other party.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

8.1.     Force Majeure. Neither party shall be held liable or responsible to the
         -------------
         other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party. The affected party shall notify the other party of such force majeure circumstances as soon as reasonably practical.

8.2.     Assignment. The Agreement may not be assigned or otherwise transferred,
         ----------
         nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the consent of the other party; provided, however, that Vical may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the Licensed Product or the business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under the Agreement. An assignment by Vical permitted by this Section 8.2 shall not relieve Vical of any of its obligations set forth in this Agreement.



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                                       15

8.3.     Severability. In the event any one or more of the provisions contained
         ------------
         in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

8.4.     Notices. All notices or other communications which are required or
         -------
         permitted hereunder shall be in writing and sufficient if delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to CytRx, to:          CytRx Corporation
                                            154 Technology Parkway
                                            Technology Park/Atlanta
                                            Norcross, GA 30092
                                            Attention:
                                            President & CEO
                                            Telecopier No. (770) 448-3357

                  if to Vical, to:          Vical Incorporated
                                            9373 Towne Centre Drive
                                            Suite 100
                                            San Diego, CA  92121-3088
                                            Attention:
                                            President & CEO
                                            Telecopier No. (858) 646-1150

         or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by telecopier on a business day, on the business day after dispatch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

8.5      Applicable Law. The Agreement shall be governed by and construed in
         --------------
         accordance with the laws of the State of California and the United States of America without reference to any rules of conflict of laws.

8.6.     Dispute Resolution.  The Parties shall negotiate in good faith and use
         ------------------
         reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a party wishes to pursue the matter, each such dispute, controversy or claim that is not an "Excluded Claim" shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association ("AAA"), and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business. Within 30 days after initiation of arbitration, each party shall select one person to act as arbitrator and the two party-selected arbitrators shall select a third arbitrator within 30 days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be San Diego, California. Either party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a party's compensatory damages. Each party shall bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' and any administrative fees of arbitration. Except to the extent necessary to confirm an award or as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable California statute of limitations. As used in this Section, the term "Excluded Claim" shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

8.7.     Entire Agreement. The Agreement contains the entire understanding of
         ----------------
         the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of the Agreement. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

8.8.     Headings.  The captions to the several Articles and Sections hereof are
         --------
         not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

8.9.     Independent Contractors. It is expressly agreed that CytRx and Vical
         -----------------------
         shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither CytRx nor Vical shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party.

8.10.    Waiver. The waiver by either party hereto of any right hereunder or the
         ------
         failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

8.11.    Counterparts.  The Agreement may be executed in two or more
         ------------
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12.    Waiver of Rule of Construction. Each party has had the opportunity to
         ------------------------------
         consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

8.13.    Anouncements; Public Disclosure. Except as otherwise provided herein or
         -------------------------------
         as required by law, neither party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports (if applicable) or otherwise, directly relating to the financial terms of this Agreement, without the prior written approval of the other party, which approval shall not be unreasonably withheld. In addition, there shall be no public announcement of this agreement by either party until $3.75 million is received by CytRx. Each party shall issue an initial press release each of which contain the text as presented in Addendum 5.0 and Addendum 6.0 hereof.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Vical Incorporated                                   CytRx Corporation

BY:  /s/ Vijay B. Samant                             BY:/s/ Jack Luchese
   ---------------------------------------------        ------------------------
      Vijay B. Samant                                        Jack Luchese
TITLE:  President and CEO                            TITLE:  President and CEO

DATE: December 6, 2001                               DATE: December 6, 2001
     -------------------------------------------           ---------------------

                                 SCHEDULE 1.0.0
                                 --------------
                                ROYALTY REDUCTION
                                -----------------
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                                        1

                                  ADDENDUM 1.0
                                  ------------
                                 MERCK AGREEMENT
                                 ---------------

        CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS
                                OF THIS DOCUMENT.

                                LICENSE AGREEMENT
                                     between
                                MERCK & CO., INC.
                                       and
                                CYTRX CORPORATION

                                LICENSE AGREEMENT

         THIS AGREEMENT (this "Agreement") effective as of November 1, 2000, (the "Effective Date") between Merck & Co., Inc., a corporation organized and existing under the laws of New Jersey ("Merck") and CytRx Corporation, a corporation organized and existing under the laws of Delaware ("CytRx").

                                   WITNESSETH:

         WHEREAS, CytRx. has developed CytRx Know-How (as hereinafter defined) and has rights to Patent Rights (as hereinafter defined); and

         WHEREAS, Merck desires to obtain a license under the Patent Rights and CytRx Know-How, upon the terms and conditions set forth herein and CytRx desires to grant such a license;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

         1.1      The term "Adjuvant" shall mean (i) any
                  polyoxypropylene/polyoxyethelene copolymer compounds or compositions claimed in or covered by Patent Rights, including any Improvements thereto, which may be added to a [*****] to enhance immunogenicity.

         1.2 The term "Affiliate" shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Merck or CytRx; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law)


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                                       1
                  or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck or CytRx.

         1.3 The term "Calendar Quarter" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

         1.4 The term "Calendar Year" shall mean each successive period of twelve (12) consecutive calendar months commencing on January I and ending on December 31.

         1.5 The term "Combination Product" shall mean a Licensed Product containing Substance for use in the Target Field in combination with Substance for use in the HIV Field.

         1.6 The term "Competitive Product" shall mean a product with safety and efficacy equivalent or materially similar to a Licensed Product which has attained a unit market share of fifteen percent (15%) or more in a country of sale as measured by prescriptions or other similar information in such country of sale.

         1.7 The term "CytRx Know-How" shall mean all information and materials, including but not limited to, discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which during the term of this Agreement (i) are in CytRx's possession or control, (ii) are not generally known and (iii) are necessary or useful to Merck in connection with the research, development, manufacture, marketing, use or sale of Adjuvants, Substances or Licensed Product in the Field including but not limited to any information in regulatory filings for the manufacture and/or registration of Adjuvants.

         1.8      The term "Field" shall mean the HIV Field and the Target
                  Field.

         1.9 The term "First Commercial Sale" shall mean, with respect to any Licensed Product, the first sale for end use or consumption of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the governing health authority of such country.

         1.10 The term "HIV Field" shall mean the prevention and/or treatment of infection by Human Immunodeficiency Virus (HIV).

         1.11 The term "Improvement" shall mean any enhancement by CytRx in the synthesis or manufacture of Adjuvants, including but not limited to any Adjuvants produced thereby.

         1.12 The term "Licensed Product(s)" shall mean preparations in final form for sale by prescription, over-the counter or any other method for use in humans which contain Substance(s), specifically Licensed Target Products and Licensed HIV Products.

         1.13 The term "Licensed HIV Product" shall mean a Licensed Product for the HIV Field.

         1.14 The term "Licensed Target Product" shall mean a Licensed Product for the Target Field.

         1.15 The term "Major Pharmaceutical Market" shall mean any of the United States, Canada, France, Germany, Italy, Spain, the United Kingdom or Japan.

         1.16 The term "Merck Know-How" shall mean any Merck information and materials, including but not limited to, discoveries, improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which during the term of this Agreement are not generally known.

         1.17 The term "Net Sales" shall mean the gross invoice price of Licensed Product sold by Merck, its Affiliates or sublicensees (which term does not include distributors) to the first independent third party after deducting, if not previously deducted, in the amount invoiced or received:

                           (a)      trade and quantity discounts;

                           (b)      returns, rebates and allowances;

                           (c) chargebacks and other amounts paid on sale or dispensing of Licensed Product;

                           (d) retroactive price reductions that are actually allowed or granted;

                           (e) sales commissions paid to third party distributors and/or selling agents;

                           (f) a fixed amount equal to five percent (5%) of the gross invoiced price to cover bad debt, sales or excise taxes, transportation and insurance charges and additional special transportation, custom duties, and other governmental charges; and

                           (g) the standard inventory cost of devices or delivery systems other than syringes used for dispensing or administering Licensed Product which accompany Licensed Product as it is sold.

         1.18 The term " Target Field" shall mean the prevention of, and/or treatment of infection by, [*****]


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        this page.

         1.19 The terms "Patent Rights" shall mean (i) the patents and patent applications listed on Schedule 1. 19 and (ii) patents owned by or licensed to CytRx during the term of this Agreement which claim or cover polyoxypropylene/polyoxyethylene copolymer compounds or compositions which may be added to a Substance to enhance the immunogenicity of such Substance; or (iii) are divisions, continuations, continuations- in-part, reissues, renewals, extensions, supplementary protection certificates, utility models and the like of any such patents and patent applications and foreign equivalents thereof.

         1.20 The term "Phase I Study", "Phase Ilb Study"(formal dose ranging study) and "Phase III Study" shall mean these terms as described in the laws and regulations of the U.S. Food and Drug Administration of the Department of Health and Human Services.

         1.21 The term "PLA Approval" shall mean notification from a regulatory authority in a country that all approvals for the marketing of Licensed Product, including pricing approvals, have been granted.

         1.22     [*****]

         1.23 The term "Proprietary Information" shall mean all Merck Know-How, CytRx Know-How, and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing or orally or by sensory detection, which is provided by one party to the other party in connection with this Agreement.

         1.24 The term "Product License Application" shall mean a product license application or biologics license application as described in the laws and regulations of the U.S. Public Health Service Act, 42 U.S.C. Section 262, et. seq.

         1.24 The term "Substance" shall mean [*****] for use in the Field which contains one or more Adjuvants.

         1.25     The term "Target" shall mean [*****]

         1.26 The term "Territory" shall mean all of the countries in the world.

         1.27 The term "Valid Patent Claim" shall mean a claim of an issued and unexpired patent included within the Patent Rights, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

                                   ARTICLE II

[*****] Confidential treatment has been granted for the redacted portions of this page.

                   LICENSE; DEVELOPMENT AND COMMERCIALIZATION

         2.1      License Grant.
                  -------------

                  (a) CytRx hereby grants to Merck an exclusive license in the Field in the Territory with the right to sublicense under Patent Rights to research, develop, make, have made, use, and/or import Adjuvant, to [*****] research, develop, make, have made, use, sell, offer to sell and/or import Substance and/or Licensed Product(s).

                  (b) CytRx hereby grants to Merck an exclusive license in the Field and in the Territory with the right to sublicense under CytRx Know-How to research, develop, make, have made, use, and/or import Adjuvant,to research, develop, make, have made, use, sell, offer to sell and/or import Substance and/or Licensed Product(s) and (ii) otherwise carry out the activities contemplated under this Agreement.

         2.2      Exchange of Information. During the term of this Agreement,
                  -----------------------
                  CytRx shall promptly disclose to Merck in English and in writing on an ongoing basis all CytRx Know-How not previously disclosed. To the extent Merck, in its sole discretion, provides CytRx with any information regarding Adjuvants, it is understood that such information will be considered to be Proprietary Information of Merck subject to Article III.

         2.3      Development and Commercialization. Merck shall use reasonable
                  ---------------------------------
                  efforts, consistent with the usual practice followed by Merck in pursuing the commercialization and marketing of its other similar pharmaceutical products, at its own expense, to develop and commercialize a Licensed Product on a commercially reasonable basis in such countries in the Territory where in Merck's opinion it is commercially viable to do so.

         2.4      Excused Performance. In addition to the provisions of Article
                  -------------------
                  VI hereof, the obligation of Merck with respect to any Licensed Product under Section 2.3 are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of the Licensed Product, and the obligation of Merck to develop or market any such Licensed Product shall be delayed or suspended so long as in Merck's opinion any such condition or event exists.

                                   ARTICLE III

                         CONFIDENTIALITY AND PUBLICATION

         3.1      Nondisclosure Obligation.  All Proprietary Information
                  ------------------------
                  Disclosed by one party to the other party hereunder shall be maintained in confidence by the receiving party and shall not be disclosed to a non-party or used for any purpose except as set


[*****] Confidential treatment has been granted for the redacted portions of this page.

                  forth herein without the prior written consent of the other party, except to the extent that such Proprietary Information:

                  (a) is known by recipient at the time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records;

                  (b)      is properly in the public domain;

                  (c) is subsequently disclosed to a receiving party by a third party who may lawfully do so and is not under an obligation of confidentiality to the disclosing party;

                  (d) is developed by the receiving party independently of Proprietary Information received from the other party;

                  (e) is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

                  (f) is deemed necessary or useful by Merck to be disclosed to sublicensees, agents, consultants, Affiliates and/or other third parties for the research and development, manufacturing and/or marketing of the Adjuvant, Substances or Licensed Product (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by the confidentiality obligations contained this Agreement, provided the term of confidentiality for such third parties shall be no less than ten (10) years; or

                  (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit the disclosure obligations.

         3.2      CytRx Know-How. CytRx agrees to keep all CytRx Know-How
                  --------------
                  confidential subject to exception (b), (e) and (g) in Section
                  3.1 above. It is understood that CytRx may disclose CytRx Know-How under confidentiality to prospective licensees, sublicensees, agents, consultants, Affiliates and/or other third parties for the research, development, manufacturing and/or marketing of products.

                                   ARTICLE IV

                         PAYMENTS; ROYALTIES AND REPORTS

         4.1      Consideration for License. In partial consideration for the
                  -------------------------
                  licenses granted herein under the Patent Rights, upon the terms and conditions contained herein, Merck shall pay to CytRx the following amounts:

                  (a) due within thirty (30) days of the Effective Date, a signature payment of two million dollars ($2,000,000);

                  (b) due within thirty (30) days of commencement of the first Phase I Study for the first Licensed HIV Product, a payment of one million dollars ($1,000,000);

                  (c) due within thirty (30) days of commencement of the earlier of the first Phase II(b) Study or Phase III for the first Licensed HIV Product, a payment of one million dollars ($1,000,000);

                  (d) due within thirty (30) days of the filing of the first Product License Application for the first Licensed HIV Product in a Major Pharmaceutical Market, a payment of one million dollars ($1,000,000);

                  (e) due within thirty (30) days of the first PLA Approval in a Major Pharmaceutical Market for the first Licensed HIV Product, a payment of one million dollars ($1,000,000).

                           Merck shall notify CytRx in writing within thirty
                           (30) days upon the achievement of each milestone, such notice to be accompanied by payment of the appropriate milestone payment. The milestone payment shall be payable only upon the initial achievement of such milestone and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.

         4.2      Target Maintenance Payments. Merck will pay CytRx the
                  ---------------------------
                  following payments until the First PLA Approval for the first Licensed Target Product, due within thirty days of the Effective Date and thereafter within thirty (30) days of each anniversary of the Effective Date:

                  (a) Fifty thousand dollars ($50,000) for the first year of the Agreement;

                  (b) Seventy five thousand dollars ($75,000) for the second year of the Agreement;

                  (c) One hundred thousand dollars ($100,000) for the third and any additional years of the Agreement until the First PLA Approval for the first Licensed Target Product.

         4.2.1 All payments made under this Article 4.2 shall be creditable by Merck against any royalty payments made under Article 4.4, provided, however that no royalties may be reduced as a result of any such credit by more than fifty percent (50%). Unused credits may be carried over into subsequent royalty periods.

         4.3      Milestone Payments.  Subject to the terms and conditions in
                  ------------------
                  this Agreement, Merck shall pay to CytRx the following milestone payments for the first Licensed Target Product for each Target:

                  (a) One hundred thousand dollars ($100,000) for the commencement of the first Phase I Study;

                  (b) Two hundred fifty thousand dollars ($250,000) for the commencement of the earlier of the first Phase IIb Study or the first Phase III Study;

                  (c) Five hundred thousand dollars ($500,000) upon the first Product License Application filing in a Major Pharmaceutical Market;

                  (d) Two million dollars ($2,000,000) upon the first PLA Approval in a Major Pharmaceutical Market. Merck shall notify CytRx in writing within thirty (30) days upon the achievement of each milestone, such notice to be accompanied by payment of the appropriate milestone payment.

                  The milestone payment shall be payable only upon the initial achievement of such milestone and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.

         4.4      Royalties.
                  ---------

         4.4.1    Royalties Payable By Merck. Subject to the terms and
                  --------------------------
                  conditions of this Agreement, Merck shall pay to CytRx royalties for Licensed Target Product(s) for each Target on a country-by-country basis in an amount equal to:

                  (a) For Net Sales by Merck, its Affiliates or sublicensees of Licensed Target Products which would, but for the license hereunder, infringe a Valid Patent Claim in the country of manufacture or sale, royalties based on the following annual Net Sales aggregated separately for each Licensed Target
                           Product:

                           (a) For annual Net Sales up to two hundred fifty million dollars ($250,000,000) a royalty of two percent (2%);

                           (b) For that portion of annual Net Sales exceeding two hundred fifty million dollars ($250,000,000) but less than or equal to five hundred million dollars ($500,000,000) a royalty of three percent (3%);

                           (c) For that portion of annual Net Sales exceeding five hundred million dollars ($500,000,000) a royalty of four percent (4%).

                  (b) For Net Sales of Licensed Target Products by Merck, its Affiliates or sublicensees other than those covered in Subsection 4.4.1(a) above, a royalty calculated as set forth in Article 4.4.1(a), for a period of five (5) years from First Commercial Sale in each country of the Territory.

                  (c) In addition to the patent royalty payments set forth in Article 4.4.1, Merck shall pay a one percent (1%) royalty on Net Sales by Merck, its Affiliates or sublicensees on any Licensed Product which would, but for the license hereunder, infringe a Valid Patent Claim in the country of manufacture or sale in the event (i) no other patents owned by or licensed to Merck, its Affiliates or sublicensees are infringed by such sale, including but not limited to any composition of matter patent and (ii) there is no Competitive Product in the country of sale.

                  (d) Royalties on each Licensed Product at the rate set forth above shall be effective as of the date of First Commercial Sale of a Licensed Product in a country and shall continue until either (i) the expiration of the last applicable patent on such Licensed Product in such country in the case of sales under Subsection 4.4.1(a) and 4.4.1(c) (if applicable) above or (ii) until the fifth (5th) anniversary of the First Commercial Sale in such country in the case of sales of Licensed Product under Subsection 4.4.1(b) above, subject to the following conditions:

                           (x) that only one royalty shall be due with respect to the same unit of Licensed Product;

                           (y) that no royalties shall be due upon the sale or other transfer among Merck, its Affiliates or sublicensees, but in such cases the royalty shall be due and calculated upon Merck's or its Affiliate's or its sublicensee's Net Sales to the first independent third party; and

                           (z) no royalties shall accrue on the disposition of Licensed Product in reasonable quantities by Merck, its Affiliates or sublicenses as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non- commercial purpose).

         4.4.2    Royalty Payable Under Managed Pharmaceutical Contract. It is
                  -----------------------------------------------------
                  understood by the parties that Merck may sell Licensed Product(s) to an independent third party (such as a retailer or wholesaler) and may subsequently perform services relating to Licensed Product(s) and other products under a managed pharmaceutical benefits contract or other similar contract. In such cases, it is agreed by the parties that Net Sales shall be based on the invoice price (negotiated at arms length and not influenced by the provision of such services) to an independent retailer or wholesaler, as set forth in Section 1.17, notwithstanding that Merck may receive compensation arising from the performance of such services.

         4.4.3    Change in Sales Practices. The parties acknowledge that during
                  -------------------------
                  the term of this Agreement, Merck's sales practices for the marketing and distribution of Licensed Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the parties agree to meet and discuss in good faith new ways of compensating CytRx to the extent currently contemplated under Section 4.4.1.

         4.4.4    Royalties for Bulk Compound. In those cases where Merck sells
                  ---------------------------
                  bulk Substance rather than Licensed Product in packaged form to an independent third party, the royalty obligations of this
                  Article IV shall be applicable to the bulk Substance, except in the event the third party, directly or indirectly, sells such Substance back to Merck.

         4.4.5    Royalty Reduction. If in any country Merck's or its
                  -----------------
                  Affiliates' or Sublicensees' total royalty payments on Licensed Product (including royalties payable to CytRx) exceed [*****], the royalty obligation to CytRx for such country shall be reduced by the formula set forth in Schedule 4.4.5, provided that in no event shall the royalty payable to CytRx be reduced by more than [*****] on a country-by-country basis. It is understood that royalty reductions are intended to be equitably applied to Merck's licensors of technology related to Licensed Products. If Merck concludes that a royalty reduction formula is applicable, Merck shall inform CytRx of the total amount of its royalty burden on Licensed Product. Merck represents and warrants that, as of the Effective Date, it has no reason to know that total royalty payments of Licensed Products exceed [*****].

         4.4.6    Reports; Payment of Royalty. During the term of the Agreement
                  ---------------------------
                  following the First Commercial Sale of a Licensed Product, Merck shall furnish to CytRx a quarterly written report for the Calendar Quarter showing the sales of all Licensed Products subject to royalty payments sold by Merck, its Affiliates and its sublicensees in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the sixtieth (60th) day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

         4.7      Audits.
                  ------

                  (a) Upon the written request of CytRx and not more than once in each Calendar Year, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by CytRx and reasonably acceptable to Merck, at the CytRx's expense, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months


[*****] Confidential treatment has been granted for the redacted portions of this page.

                           prior to the date of such request. The accounting firm shall disclose to CytRx only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to CytRx.

                  (b) If such accounting firm correctly concludes that additional royalties were owed during such period, Merck shall pay the additional royalties within thirty (30) days of the date CytRx delivers to Merck such accounting firm's written report so correctly concluding. The fees charged by such accounting firm shall be paid by CytRx. In the event the additional royalties owed by Merck for the period audited exceed ten percent (10%) of royalties due for said period and are at least one million dollars (U.S. $1,000,000) Merck will reimburse CytRx for the reasonable fees charged by the accounting firm.

                  (c) Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by CytRx's independent accountant to the same extent required of Merck under this Agreement. Upon the expiration of twenty-four (24) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon CytRx, and Merck and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

                  (d) CytRx. shall treat all financial information subject to review under this Section 4.6 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

         4.8      Payment Exchange Rate. All payments to be made by Merck to
                  ---------------------
                  CytRx under this Agreement shall be made in United States dollars and may be paid by check made to the order of CytRx. or bank wire transfer in immediately available funds to such bank account in the United States designated in writing by CytRx from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars shall be made at the monthly rate of exchange utilized by Merck in its worldwide accounting system, prevailing on the third to the last business day of the month preceding the month in which such sales are recorded by Merck.

         4.9      Income Tax Withholding. If laws, rules or regulations require
                  ----------------------
                  withholding of income taxes or other taxes imposed upon payments set forth in this Article IV, Merck shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this
                  Article IV. Merck shall submit appropriate proof of payment of the withholding taxes to CytRx within a reasonable period of time.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1      Representation and Warranty.  CytRx. represents and warrants
                  ---------------------------
                  to Merck that as of the date of this Agreement:

                  (a) to the best of CytRx's knowledge, the Patent Rights and CytRx Know-How are subsisting and are not invalid or unenforceable, in whole or in part;

                  (b) it has the full right, power and authority to enter into this Agreement, and to grant the licenses granted under Article Il hereof,

                  (c) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Patent Rights or CytRx Know-How in the Field;

                  (d) to the best of CytRx's knowledge, it is the sole and exclusive owner or licensee of the Patent Rights and CytRx Know-How, all of which is free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the Patent Rights and CytRx. Know-How, whatsoever; that CytRX shall use its best efforts to maintain any license related to Patent Rights or CytRx Know-How in effect;

                  (e) to the best of CytRx's knowledge, the licensed Patent Rights and CytRx Know-How and the research, development, manufacture, use, sale and/or import of Adjuvants, Substances and Licensed Products do not interfere with or infringe any intellectual property rights owned or possessed by any third party; and

                  (f) there are no claims, judgments or settlements against or owed by the CytRx or pending or threatened claims or litigation relating to the Patent Rights and CytRx. Know-How.

                  (g) CytRx has disclosed to Merck all reasonably relevant information regarding the Patent Rights and CytRx Know-How licensed under this Agreement, including all patent opinions obtained by CytRx related thereto.

                                   ARTICLE VI

                                PATENT PROVISIONS

         6.1      Filing, Prosecution and Maintenance of Patents. CytRx agrees
                  ----------------------------------------------
                  to file, prosecute and maintain in the Major Markets, upon appropriate consultation with Merck, the Patent Rights owned in whole or in part by CytRx and licensed to Merck under this Agreement. In addition, CytRx shall, at Merck's request, file, prosecute and maintain such Patent Rights in other countries, which costs shall be reimbursed by Merck within sixty (60) days of receipt of invoices therefor. CytRx shall keep Merck advised of the status of the actual and prospective patent filings and upon the request of Merck, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. With respect to all filings hereunder in Major Pharmaceutical Markets CytRx shall be responsible for payment for all costs and expenses related to such filings.

         6.2      Option of Merck to Prosecute and Maintain Patents. CytRx shall
                  -------------------------------------------------
                  give notice to Merck of any desire to cease prosecution and/or maintenance of Patent Rights and, in such case, shall permit Merck, at its sole discretion, to continue prosecution or maintenance at its own expense. If Merck elects to continue prosecution or maintenance or file based on CytRx's election not to file pursuant to Section 6.1 above, CytRx shall execute such documents and perform such acts at CytRx's expense as may be reasonably necessary for Merck to perform such prosecution or maintenance or filing. All of the expenses and costs incurred by Merck to continue prosecution and maintenance of Patent Rights shall be fully creditable against royalties due under Article IV of this Agreement; provided however, no royalty payment when due, regardless of the number of such credits available to Merck in accordance with the terms of this Agreement, shall be reduced by more than fifty percent (50%). Unused credits may be carried over into subsequent royalty periods.

         6.3.     Interference, Opposition, Reexamination and Reissue.
                  ---------------------------------------------------

                  (a) CytRx shall, within ten (10) days of learning of such event, inform Merck of any request for, or filing or declaration of any interference, opposition, or reexamination relating to Patent Rights, Merck and CytRx shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. Merck shall have the right to review and approve any submission to be made in connection with such proceeding.

                  (b) CytRx shall not institute any reexamination, or reissue proceeding relating to Patent Rights without the prior written consent to Merck, which consent shall not be unreasonably withheld.

                  (c) In connection with any interference, opposition, reissue, or reexamination proceeding relating to Patent Rights, Merck and CytRx will cooperate fully and will provide each other with any information or assistance that either may reasonably request. CytRx shall keep Merck informed of developments in any such action or proceeding, including, to the extent permissible, the status of any settlement negotiations and the tenris of any offer related thereto.

                  (d) CytRx shall bear the expense of any interference, opposition, reexamination, or reissue proceeding relating to Patent Rights.

         6.4      Enforcement and Defense Rights.
                  ------------------------------

                  (a) CytRx shall give Merck notice of either (i) any infringement of Patent Rights, or (ii) any misappropriation or misuse of CytRx Know-How, that may come to CytRx's attention. Merck and CytRx shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and CytRx, to terminate any infringement of Patent Rights or any misappropriation or misuse of CytRx Know-How. However, CytRx, upon notice to Merck, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of CytRx and Merck, or to control the defense of any declaratory judgment action relating to Patent Rights or CytRx Know-How. CytRx shall promptly inform Merck if it elects not to exercise such first right and Merck shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Merck and, if necessary, CytRx.

                  (b) In the event that CytRx elects not to initiate and prosecute an action as provided in paragraph (a), and Merck elects to do so, the costs of any course of action to terminate infringement of Patent Rights or misappropriation or misuse of CytRx Know-How, including the costs of any legal action commenced or the defense of any declaratory judgment, shall be shared equally by CytRx and Merck.

                  (c) For any action to terminate any infringement of Patent Rights or any misappropriation or misuse of CytRx Know-How, in the event that Merck is unable to initiate or prosecute such action solely in its own name, CytRx will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for Merck to initiate litigation to prosecute and maintain such action. In connection with any action, Merck and CytRx will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Each party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.

                  (d) Any recovery obtained by either or both Merck and CytRx in connection with or as a result of any action contemplated by this section, whether by settlement or otherwise, shall be shared in order as follows:

                           (i) the party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

                           (ii) the other party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

                           (iii) the amount of any recovery remaining shall then be allocated between the parties on a pro rata basis under which CytRx shall receive a proportion based on the royalties it lost and Merck shall receive a proportion based on its lost profits.

         6.5      Certification under Drug Price Competition and Patent
                  -----------------------------------------------------
                  Restoration Act. CytRx shall immediately give notice to Merck
                  ---------------
                  of any certification of which it becomes aware filed under the United States "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that Patent Rights covering Substance(s) or Licensed Product(s) are invalid or that infringement will not arise from the manufacture, use or sale of Substance(s) or Licensed Product(s) by a third party. If CytRx decides not to bring infringement proceedings against the entity making such a certification, it shall give notice to Merck of its decision not to bring suit within twenty-one
                  (21) days after receipt of notice of such certification. Merck may then, but is not required to, bring suit against the party that filed the certification. Any such suit by Merck or CytRx shall either be in the name of Merck or in the name of CytRx, or jointly by Merck and CytRx. For this purpose, the party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the party bringing suit.

         6.6      Abandonment. CytRx shall promptly give notice to Merck of the
                  -----------
                  grant, lapse, revocation, surrender, invalidation or abandonment of any Patent Rights licensed to Merck for which CytRx is responsible for the filing, prosecution and maintenance.

         6.7      Patent Term Restoration. The parties hereto shall cooperate
                  -----------------------
                  with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, Merck shall have the right to make the election and CytRx agrees to abide by such election; provided it is understood that Merck shall be responsible for the costs required for any such elections.

                                   ARTICLE VII

                              TERM AND TERMINATION

         7.1      Term and Expiration. This Agreement shall be effective as of
                  -------------------
                  the Effective Date and unless terminated earlier pursuant to Sections 7.2 or 7.3 below, the term of this Agreement shall continue in effect until expiration of all royalty obligations hereunder. Upon expiration of all royalty obligations hereunder, Merck's licenses pursuant to Article 2 shall become fully paid-up, perpetual licenses.

         7.2      Termination by Merck. Notwithstanding anything contained
                  --------------------
                  herein to the contrary, Merck shall have the right to terminate this Agreement at any time in its sole discretion by giving ninety (90) days advance written notice to CytRx. In the event of such termination, the rights and obligations hereunder, including any licenses and any payment obligations not due and owing as of the termination date shall terminate. It is understood that Merck may terminate the Agreement for one or more Targets or HIV while maintaining the Agreement in effect for any Target not terminated (or HIV if not terminated).

         7.3      Termination.
                  -----------

         7.3.1    Termination for Cause. This Agreement may be terminated by
                  ---------------------
                  notice by either party at any time during the term of this
                  Agreement:

                  (a) if the other party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be followed until such time as the dispute is resolved pursuant to Section 8.6 hereof, it is understood, however, that any amounts not in dispute between the parties will be paid during such tolled period; or

                  (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon a general assignment of a substantial portion of its assets for the benefit of creditors by the other party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety
                           (90) days after the filing thereof.

         7.3.2    Effect of Termination for Cause on License.
                  ------------------------------------------

                  (a)      In the event Merck terminates this Agreement under
                           Section 7.3.1(a), Merck's license pursuant to Article
                           2.1 shall become paid- up, perpetual license, except that Merck shall make fifty percent (50%) of the royalty payments set forth in Article 4 in such event. In the event that CytRx terminates this Agreement under Section 7.3.1(a) or Merck terminates this

                           Agreement under Article 7.2, Merck's licenses pursuant to Section 2.1 shall terminate as of such termination date.

                  (b) In the event this Agreement is terminated due to the rejection of this Agreement by or on behalf of CytRx under Section 365 of the United States Bankruptcy Code (the "Code"), all licenses and rights to licenses granted under or pursuant to this Agreement by CytRx to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Code. In such case, Merck's rights will be determined by the Code.

         7.4      Effect of Termination. Expiration or termination of the
                  ---------------------
                  Agreement shall not relieve the parties of any ligation accruing prior to such expiration or termination, and the provisions of Article III shall survive the expiration of the Agreement and shall continue in effect for five (5) years. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product(s) or(Substance) sold prior to such termination. Notwithstanding the foregoing, any remedies set forth under this Article 7 shall not limit any claim for damages either party may have against the other arising from material breach of the other party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1.     Force Majeure. Neither party shall be held liable or
                  -------------
                  responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party. The affected party shall notify the other party of such force majeure circumstances as soon as reasonably practical.

         8.2.     Assignment. The Agreement may not be assigned or otherwise
                  ----------
                  transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the consent of the other party; provided, however, that Merck may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the Licensed Product or the business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under the Agreement. Any permitted assignment hereunder shall not relieve the Assignor of any obligations arising prior to the assignment.

         8.3.     Severability. In the event any one or more of the provisions
                  ------------
                  contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the parties. The parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

         8.4.     Notices. All notices or other communications which are
                  -------
                  required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to CytRx, to:

                           CytRx Corporation
                           154 Technology Parkway
                           Technology Park/Atlanta
                           Norcross, GA 30092
                           Attention: President and CEO
                           Telecopier No. (770) 448-3357

                  with a copy to:

                           Attention: Office of Counsel

                  if to Merck, to:

                           Merck & Co., INC.
                           One Merck Drive
                           P.O. Box 100
                           Whitehouse Station, NJ 08889-0100
                           Attention: Vice President, Corporate Licensing Telecopier No.: (908) 735-1202

                  with a copy to:

                           Attention: Office of Counsel
                           Telecopier No.: (908) 735-1370
                  or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by telecopier on a business day, on the business day after dispatch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

         8.5      Applicable Law. The Agreement shall be governed by and
                  --------------
                  construed in accordance with the laws of the State of New Jersey and the United States without reference to any rules of conflict of laws or renvoi.

         8.6.     Dispute Resolution. The parties shall negotiate in good faith
                  ------------------
                  and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the parties do not fully settle, and a party wishes to pursue the matter, each such dispute, controversy or claim that is not an "Excluded Claim" shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association ("AAA"), and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business. Within 30 days after initiation of arbitration, each party shall select one person to act as arbitrator and the two party-selected arbitrators shall select a third arbitrator within 30 days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York. Either party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is other- wise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a party's compensatory damages. Each party shall bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' and any administrative fees of arbitration. Except to the extent necessary to confirm an award or as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New Jersey statute of limitations. As used in this Section, the term "Excluded Claim" shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti monopoly or competition law or regulation, whether or not statutory.

         8.7.     Entire Agreement. The Agreement contains the entire
                  ----------------
                  understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of the Agreement. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto. It is understood that the Evaluation Agreement between the parties dated January 18, 2000 and the Fee for Service Agreement between the parties dated August 10, 2000, as they relate to the delivery of GMP material, will continue to remain in effect.

         8.8.     Headings. The captions to the several Articles and Sections
                  --------
                  hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         8.9.     Independent Contractors. It is expressly agreed that CytRx and
                  -----------------------
                  Merck shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither CytRx nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party.

         8.10.    Waiver. The waiver by either party hereto of any right
                  ------
                  hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         8.11.    Counterparts. The Agreement may be executed in two or more
                  ------------
                  counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.12.    Waiver of Rule of Construction. Each party has had the
                  ------------------------------
                  opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

         8.13     Announcements; Public Disclosure. Neither party may disclose
                  --------------------------------
                  the existence of or terms and conditions of this Agreement to any third party, or in the public domain, without the prior written approval of the other party, except as may be required by law. In that case, the required party shall give the other party an opportunity to comment on the disclosure and shall limit disclosure to required information.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

         Merck & CO., INC.                           CytRx Corporation
         BY: /s/ Raymond V. Gilmartin                BY: /s/ Jack J. Luchese
         Raymond V. Gilmartin                        Jack J. Luchese
         TITLE: Chairman, President &                TITLE: President and CEO
         Chief Executive Officer
         DATE: November 1, 2000                      DATE: October 30, 2000

                                  SCHEDULE 1.19

                                     PATENTS

U.S. Patent
-----------

5,554,372 (subject to U.S. government regulations)
5,990,241
6,086,899
RE 36,665
5,567,859
5,696,298
5,824,322
Pending application 90/104,088

Foreign
-------

W096/04932
6,086,899

                                 SCHEDULE 4.4.5

                                ROYALTY REDUCTION

[*****]


[*****] Confidential treatment has been granted for the redacted portions of this page.

                                  ADDENDUM 2.0
                                  ------------
                              ORGANICHEM AGREEMENT
                              --------------------


[*****]



[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

                                  ADDENDUM 3.0
                                  ------------
                CYTRX KNOW-HOW INCLUDED IN INITIAL DATA TRANSFER
                ------------------------------------------------

[*****]


[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

                                  ADDENDUM 4.0
                                  ------------
                           PATENT REIMBURSEMENT LETTER
                           ---------------------------

[*****]



[*****] Confidential portions of this page have been redacted and filed separately with the Commission.

                                  ADDENDUM 5.0
                                  ------------
                               CYTRX PRESS RELEASE
                               -------------------

FOR IMMEDIATE RELEASE
December XX, 2001

Contact: Mark Reynolds
         Vice President, Finance
         CytRx Corporation
         (770) 453-0121

             CYTRX LICENSES TRANZFECT POLOXAMER TECHNOLOGY TO VICAL

ATLANTA--December XX, 2001--CytRx Corporation (Nasdaq:CYTR) announced today an exclusive, worldwide license agreement granting Vical Incorporated (Nasdaq:VICL) rights to use or sublicense CytRx's TranzFect poloxamer technology to enhance viral or non-viral delivery of polynucleotides (such as DNA and RNA) in all preventive and therapeutic human and animal health applications, except for four infectious disease vaccine targets already licensed to Merck & Co., Inc. (NYSE:MRK) and prostate-specific membrane antigen (PSMA). In addition, the license agreement permits Vical to use TranzFect poloxamer technology to enhance the delivery of proteins in prime-boost vaccine applications that involve the use of polynucleotides. As part of the agreement, CytRx will receive an up-front payment, and potentially, future milestone and royalty payments.

Jack Luchese, President and Chief Executive Officer of CytRx, said, "We are very pleased to enter into our second major license for the TranzFect technology. Vical is a leader in the field of gene therapy and well-positioned to apply our TranzFect poloxamers in a broad range of product applications. We look forward to continued development of this exciting combination of proprietary technologies."

CytRx's patented TranzFect technology uses poloxamers (non-ionic block co-polymers) to increase cellular uptake of genes and boost immunogenicity. Vical's patented naked DNA technology is a biological method of delivering genes into cells in the body to cause production of desired proteins.

About CytRx Corporation

CytRx Corporation is focused on the development and commercialization of high-value human therapeutics. The Company's research and development activities include CRL-5861, an intravenous agent for treatment of sickle cell disease and other acute vaso-occlusive disorders, and TranzFect, a delivery enhancement technology. CytRx has a research pipeline with opportunities in the areas of muscular dystrophy, cancer, spinal cord injury, vaccine delivery, gene therapy and food animal feed additives.

This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those discussed in this release, due to, among other things, the research, development, and market risks which could adversely affect the Company's timeline for clinical trials, regulatory approval, and if such approval is received, time to market thereafter. Additional uncertainties and risks are described in the Company's most recently filed SEC documents, such as its Form 10-K and its most recent 10-Q.

                                  ADDENDUM 6.0
                                  ------------
                               VICAL PRESS RELEASE
                               -------------------

FOR IMMEDIATE RELEASE
December XX, 2001

Contact: Alan R. Engbring
         Director, Investor Relations
         Vical Incorporated
         (858) 646-1127

                 VICAL LICENSES POLOXAMER TECHNOLOGY FROM CYTRX

SAN DIEGO--December XX, 2001--Vical Incorporated (Nasdaq:VICL) announced today an exclusive, worldwide license agreement with CytRx Corporation (Nasdaq:CYTR) granting Vical rights to use or sublicense CytRx's TranzFect poloxamer technology to enhance viral or non-viral delivery of polynucleotides (such as DNA and RNA) in all preventive and therapeutic human and animal health applications, except for four infectious disease vaccine targets already licensed to Merck & Co., Inc. (NYSE:MRK) and prostate-specific membrane antigen
(PSMA). In addition, the license agreement permits Vical to use TranzFect poloxamer technology to enhance the delivery of proteins in prime-boost vaccine applications that involve the use of polynucleotides. As part of the agreement, Vical will make an up-front payment, and potentially, future milestone and royalty payments.

The exclusive license grants Vical rights under CytRx's extensive intellectual property to operate independently or through sublicensing. Vical also gains access to CytRx's know-how and large library of poloxamers, including CRL-1005, which has been tested extensively in Merck's HIV vaccine development program. Several poloxamers also have been safely tested in humans. Poloxamers are non-ionic block copolymers that have been found to increase expression (protein production) and immunogenicity (immune response against foreign proteins) when delivered with plasmid DNA.

Vijay B. Samant, Vical's President and Chief Executive Officer, said, "We are excited to add a complementary technology to leverage the potential of our gene delivery technology. Preclinical safety and effectiveness of CRL-1005 has been demonstrated as part of the Merck HIV vaccine program. Our own research with other poloxamers, some showing even greater effect in animal models than CRL-1005, has suggested a broad range of additional applications including DNA vaccines for infectious diseases or cancer and gene-based delivery of therapeutic proteins. Gaining exclusive access to the CytRx technology offers Vical additional opportunities to advance research-stage programs into the clinical product development pipeline." Mr. Samant also noted, "We are now projecting a net cash burn rate of between $14 million and $16 million for 2001."

David C. Kaslow, M.D., Vical's Chief Scientific Officer, added, "Poloxamers increase expression and immunogenicity, with no compromise in safety, and could make the difference between a marginal vaccine and an effective one. We expect to continue our testing of these poloxamers in both vaccine and therapeutic protein models, and we look forward to advancing into clinical testing at the first opportunity."

Vical Incorporated, The Naked DNA Company(TM), is focused on the development of pharmaceutical product candidates based on its patented gene delivery technology. A number of therapeutic and vaccine product candidates are currently under development for the prevention or treatment of cancer, infectious diseases and metabolic disorders by Vical and its collaborative partners, including Merck & Co., Pfizer Inc., Aventis S.A., Human Genome Sciences, Centocor Inc., Merial and Boston Scientific Corporation. Allovectin-7(R), which uses a lipid-DNA complex to help the immune system recognize and attack cancer cells, is in Phase II and Phase III testing in certain patients with metastatic melanoma and in Phase II testing in patients with head and neck cancer. Leuvectin(TM), which uses a lipid-DNA complex to stimulate an immune response against cancer cells, is in Phase II testing in patients with prostate cancer. If you are interested in any of Vical's clinical trials, please see our website at www.vical.com, or
                                                             -------------
contact Cherie Smith by phone at (858) 646-1177 or by e-mail at
csmith@vical.com.
----------------

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about the company's focus, collaborative partners, product candidates, and developmental status. Risks and uncertainties include whether any product candidates will be shown to be safe and efficacious in clinical trials, the timing of clinical trials, whether Vical or its collaborative partners will seek or gain approval to market any product candidates, and additional risks set forth in the company's filings with the Securities and Exchange Commission.

These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

                                       3